Exhibit 5.1

Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

May 22, 2015

Cheniere Energy, Inc.

700 Milam St., Suite 1900

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Issuer”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Issuer of (i) shares of common stock, par value $0.003 per share), of the Issuer (“Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share, of the Issuer (“Preferred Stock”), (iii) senior debt securities of the Issuer (“Senior Debt Securities”), (iv) subordinated debt securities of the Issuer (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”), (v) warrants to purchase debt or equity securities of the Issuer (“Warrants”), (vi) subscription rights (“Rights”) to purchase any combination of Common Stock, Preferred Stock, Debt Securities, Warrants and Units (as defined below) and (vii) units consisting of one or more of the securities referred to in the foregoing clauses (i) through (vi), or any combination thereof (“Units”). The securities referred to in the foregoing clauses (i) through (vii) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).

The Securities will be offered upon the terms and subject to the conditions set forth in the Registration Statement (including the Prospectus and applicable Prospectus Supplements) and the applicable definitive purchase, underwriting or similar agreements approved by the board of directors of the Issuer. The Preferred Stock will be issued in one or more series in accordance with the terms of the applicable certificate of designations. Senior Debt Securities will be issued pursuant to the indenture, dated as of March 9, 2015, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), included as Exhibit 4.25 to the Registration Statement (the “Senior Indenture”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Subordinated Debt Securities will be issued pursuant to a subordinated indenture, substantially in the form attached as Exhibit 4.26 to the Registration Statement (the “Subordinated Indenture,” and together with the

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May 22, 2015

Senior Indenture, the “Indentures”), between the Issuer and the Trustee, as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent. The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Issuer and a rights agent.

In arriving at the opinions expressed below, we have examined (i) the restated certificate of incorporation of the Issuer, as amended to date (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Issuer (the “Bylaws”), (iii) the Registration Statement, (iv) the Prospectus, (v) the Senior Indenture, (vi) the form of Subordinated Indenture, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions expressed below.

Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any Indenture, Debt Security or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (corporate or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (corporate or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto.

In rendering the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In rendering the opinions expressed below, we have also assumed that:

(i) the Certificate of Incorporation and the Bylaws will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) any certificate of designation in respect of Preferred Stock and the forms of certificates representing any Common Stock or Preferred Stock will be in conformity with the Certificate of Incorporation and the Bylaws (as amended at the time of issuance) and with applicable law;

(iii) the consideration paid for any Common Stock or Preferred Stock will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and Section 152 of the DGCL, or (in each case) any successor provision;

(iv) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution (and any Officer’s Certificate delivered pursuant thereto) certified and delivered, pursuant to either of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities are established and pursuant to which such Debt Securities are issued, will comply with

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May 22, 2015

such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto);

(v) the form and terms of any Debt Securities, the form and terms of any Warrants, Rights or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units, Warrants and Rights), the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Issuer of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Rights Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the Certificate of Incorporation or the Bylaws (as amended at the time of such issuance), or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the Issuer, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement); and

(vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized number of shares of Common Stock or Preferred Stock, as the case may be, under the Certificate of Incorporation, as amended at the time of such issuance, minus that number of shares of Common Stock or Preferred Stock, as the case may be, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Furthermore, insofar as the opinions expressed paragraphs 3 through 6 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions. With respect our opinion expressed in paragraph 6 below with respect to the Units, we have also assumed the validity of all Common Stock or Preferred Stock that may be a component thereof.

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May 22, 2015

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to any shares of Common Stock, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, the terms of the offering thereof and related matters and (b) the issuance and delivery of such shares of Common Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Preferred Stock, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of the State of Delaware of a certificate of designation for such series of Preferred Stock to be issued and (c) the issuance and delivery of such shares of such series of Preferred Stock in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) solely with respect to Subordinated Debt Securities, the due authorization and valid execution and delivery of the Subordinated Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to the applicable Indenture by the Issuer, as issuer, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of any Officer’s Certificate delivered pursuant thereto by a duly authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (d) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of the applicable Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution (and any Officer’s Certificate delivered pursuant thereto), and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.

4. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve (i) the issuance and terms of the Warrants, the terms of the offering thereof, the execution and delivery of the Warrant Agreement and related matters, (ii) the issuance of any shares of Common Stock that are receivable upon exercise of Warrants, (iii) the issuance and terms of any series of shares of

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Preferred Stock that are receivable upon exercise of Warrants, and the filing with the Office of the Secretary of State of the State of Delaware of a certificate of designation for such series of Preferred Stock, (iv) (x) the issuance and terms of any series of Debt Securities that are receivable upon exercise of Warrants, (y) solely in the event that Subordinated Debt Securities are receivable upon exercise of Warrants, the execution and delivery of the Subordinated Indenture and (z) the execution and delivery of any applicable supplemental indenture, or the applicable Board Resolution (and any Officer’s Certificate delivered pursuant thereto), (v) the issuance and terms of any Rights that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Rights Agreement and (vi) the issuance and terms of any Units that are receivable upon exercise of Warrants, and the execution and delivery of a related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Warrants and Warrant Agreement, (ii) such Common Stock and/or Preferred Stock (and the filing of such certificate of designation), (iii) such series of Debt Securities and the Subordinated Indenture, as applicable, and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Rights and Rights Agreement and (v) such Units and any related unit agreement in accordance with (A) the provisions of the Certificate of Incorporation, as theretofore amended (including any such certificate of designation), and the Bylaws, as theretofore amended, in the case of Common Stock and/or Preferred Stock, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, the Rights Agreement, in the case of the Rights, and an applicable unit agreement, in the case of the Units, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.

5. With respect to any Rights to be issued under a Rights Agreement, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve (i) the issuance and terms of the Rights, the terms of the offering thereof, the execution and delivery of the Rights Agreement and related matters, (ii) the issuance of any shares of Common Stock that are receivable upon exercise of Rights, (iii) the issuance and terms of any series of shares of Preferred Stock that are receivable upon exercise of Rights, and the filing with the Office of the Secretary of State of the State of Delaware of a certificate of designation for such series of Preferred Stock, (iv) (x) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Rights, (y)solely in the event that Subordinated Debt Securities are receivable upon exercise of Rights, the execution and delivery of the Subordinated Indenture and (z) the execution and delivery of any applicable supplemental indenture, or the applicable Board Resolution (and any Officer’s Certificate delivered pursuant thereto), (v) the issuance and terms of any Warrants that are receivable upon exercise of Rights, and the execution and delivery of any related Warrant Agreement and (vi) the issuance and terms of any Units that are receivable upon exercise of Rights, and the execution and delivery of any related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Rights and Rights Agreement, (ii) such Common Stock and/or Preferred Stock (and the filing of such certificate of designation), (iii) such series of

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Debt Securities and the Subordinated Indenture, as applicable, and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Warrants and Warrant Agreement and (v) such Units and related unit agreement in accordance with (A) the provisions of the Certificate of Incorporation (including any such certificate of designation) and the Bylaws, as theretofore amended, in the case of Common Stock and/or Preferred Stock, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, the applicable Warrant Agreement, in the case of the Warrants, and the applicable unit agreement, in the case of the Units and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Issuer.

6. With respect to the Units, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof, the execution and delivery of the applicable unit agreement and related matters, (ii) the issuance of any shares of Common Stock that are a component of the Units, (iii) the issuance and terms of any series of shares of Preferred Stock that are a component of the Units, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Stock, (iv) (x) the issuance and terms of any series of any Debt Securities that are a component of the Units, (y) solely in the event that Subordinated Debt Securities are a component of the Units, the execution and delivery of the Subordinated Indenture and (z) the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution (and any Officer’s Certificate delivered pursuant thereto), (v) the issuance and terms of any Warrants that are a component of the Units, and the execution and delivery of any related Warrant Agreement, and (vi) the issuance and terms of any Rights that are a component of the Units, and the execution and delivery of any related Rights Agreement and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units and unit agreement, (ii) such Common Stock and/or Preferred Stock (and filing of such Certificate of Designation), (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Warrants and Warrant Agreement and (v) such Rights and Rights Agreement in accordance with (A) the provisions of the Certificate of Incorporation, as theretofore amended (including any such certificate of designation), and the Bylaws, as theretofore amended, in the case of Common Stock and/or Preferred Stock, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, the Warrant Agreement, in the case of the Warrants, and an applicable Rights Agreement, in the case of the Rights, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Issuer.

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May 22, 2015

Our opinions expressed in paragraphs 3, 4, 5 and 6 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Furthermore, our opinions expressed in paragraphs 3, 4, 5 and 6 above may be limited by public policy and the possible judicial application of foreign laws or governmental action affecting the rights of creditors.

Our opinions expressed herein are limited to (a) the DGCL and (b) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP